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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES


                                           State or Jurisdiction       Type of      Percent
  Subsidiary or Partnership                  of Incorporation         Interest*      Owned       Owned by
  -------------------------                ---------------------      ---------     -------      --------
Chicago Miniature Lamp (Canada) Inc.            Ontario                    C         100%        SLI
IDI International S.A.                          Costa Rica                 C         100%        SLI
Chicago Miniature Lamp -
    Sylvania Lighting
      International, Inc.
    ("CML/SLI")                                 Delaware                   C         100%        SLI
Sylvania Lighting
    International, B.V.                         Netherlands                C         100%        CML/SLI
Alba Speciallampen Holding
    GmbH ("Alba Holding")                       Germany                  LLC         100%        SLI
Gustav Bruckner GmbE                            Germany                    C         100%        Alba Holdings
SLI Miniature Lighting SARL ("SARL")            France                     C         100%        Alba Holdings
Socop S.A.                                      France                     C         100%        SARL
Badalex Limited                                 England                    C         100%        CML/SLI
Chicago Miniature Lamp Europe
    Limited                                     England                    C         100%        Badalex
CML Ballast, Inc. ("CML Ballast")               Oklahoma                   C         100%        SLI
Power Lighting Products, Inc.                   Delaware                   C         100%        CML Ballast
CML Fiberoptics, Inc.                           Massachusetts              C         100%        SLI
CML Air, Inc.                                   New Hampshire              C         100%        SLI
SLI Lighting Solutions, Inc.                    North Carolina             C         100%        SLI
Supreme  Corporation                            South Carolina             C         100%        SLI
Newmar Inc. ("Newmar")                          Delaware                   C         100%        SLI
Marvel Lighting Corporation                     Delaware                   C         100%        Newmar

* C=Corporation, LLC=Limited Liability Company, LP LP=Limited Partnership Interest, GP=General Partnership Interest